HANSEN, BARNETT & MAXWELL                                    (801) 532-22
A Professional Corporation                                Fax (801) 532-7944
CERTIFIED PUBLIC ACCOUNTANTS                          5 Triad Center, Suite 750
                                                     Salt Lake City, Utah 84180
                                                          www.hbmcpas.com


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Cirtran Corporation


We consent to the use of our report dated March 13, 2003, in the Registration Statement of CirTran Corporation on Form SB-2, relating to the registration of 252,562,500 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.


                                        /s/ Hansen, Barnett & Maxwell

                                        HANSEN, BARNETT & MAXWELL


Salt Lake City, Utah
August 27, 2003